UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)           October 17, 2006

BNP RESIDENTIAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9496	56-1574675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 S. College Street, Suite 3850 Charlotte, North Carolina	28202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code                             (704) 944-0100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 17, 2006, BNP Residential Properties, Inc., a Maryland corporation (“BNP”), and BNP Residential Properties Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), entered into an Amended and Restated Agreement and Plan of Merger, by and among BNP, Operating Partnership, Babcock & Brown Bravo Holdings LLC, Babcock & Brown Bravo Acquisition LLC and Babcock & Brown Bravo Operating Partnership LP (the "Amended and Restated Merger Agreement") which amends and restates the Agreement and Plan of Merger, dated August 31, 2006. Pursuant to the Amended and Restated Merger Agreement, Babcock & Brown Bravo Holdings LLC, a Delaware limited liability company (“Buyer”), which is an affiliate of international investment and advisory firm Babcock & Brown Limited (ASX:BNB) (“Babcock & Brown”), will acquire BNP through the mergers of BNP and the Operating Partnership with merger subsidiaries of the Buyer (the “Mergers”).

The parties amended and restated the original merger agreement primarily to modify provisions relating to the merger of the Operating Partnership. The original merger agreement had provided that, in the Operating Partnership merger, common units of the Operating Partnership would be converted to cash unless Babcock & Brown determined that it would give holders of common units an option to elect to receive, in lieu of cash for their units, either common or preferred units in the surviving partnership. In the Amended and Restated Merger Agreement, as a result of the Operating Partnership merger, common units in the Operating Partnership will be converted into common units in the surviving partnership unless the holder elects to receive cash or preferred units in the surviving partnership. In addition, in the original merger agreement, BNP was to merge with and into a corporate subsidiary of Babcock & Brown. In the Amended and Restated Merger Agreement, BNP will merge with and into Babcock & Brown Bravo Acquisition LLC, which is a Delaware limited liability company.

The foregoing description of the Amended and Restated Merger Agreement is qualified in its entirety by reference to the text of the Amended and Restated Merger Agreement, which is incorporated herein by reference. The Amended and Restated Merger Agreement is an attachment to BNP’s preliminary proxy statement filed with the Securities and Exchange Commission (the "SEC") on October 18, 2006.

ADDITIONAL INFORMATION ABOUT THE MERGERS AND WHERE TO FIND IT

In connection with the Mergers, BNP has filed a preliminary proxy statement and other documents with the SEC. Investors and security holders of BNP are urged to read these materials and additional materials, including the definitive proxy statement, when they become available because they contain important information about the Mergers, BNP and the affiliates of Babcock & Brown that are parties to the Mergers. The preliminary proxy statement and other relevant materials (when they become available) and any other documents filed by BNP with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by BNP by

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contacting Andrea Burris, Director of Investor Relations at investor.relations@bnp-residential.com or (704) 944-0100 or accessing BNP's website at www.bnp-residential.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Mergers.

Proxies may be solicited on behalf of BNP by members of its Board of Directors and executive officers. Information about such persons can be found in BNP's definitive proxy statement relating to its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2006, and may be obtained free of charge at the SEC's website at www.sec.gov or at BNP's website at www.bnp-residential.com.

ITEM 9.01. EXHIBITS.

(c)	Exhibits.
2.1

Amended and Restated Agreement and Plan of Merger, dated as of October 17, 2006, by and among Babcock & Brown Bravo Holdings LLC, Babcock & Brown Bravo Acquisition LLC, Babcock & Brown Bravo Operating Partnership LP, BNP Residential Properties, Inc. and BNP Residential Properties Limited Partnership (incorporated by reference to Exhibit A to the preliminary proxy statement on Schedule 14A filed with the SEC on October 17, 2006)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNP Residential Properties, Inc.
(Registrant)

October 20, 2006	by:	/s/ Pamela B. Bruno
Pamela B. Bruno
Vice President, Treasurer and
Chief Financial Officer

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